SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, the forbearance period under the First Forbearance Agreement and Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement between Simmons Company’s subsidiaries, Simmons Bedding Company (“Simmons Bedding”), THL-SC Bedding Company and certain subsidiaries of Simmons Bedding party to its senior credit facility and its senior lenders (“Senior Lenders”) and Deutsche Bank AG, a senior lender and administrative agent for the senior lenders (the “Administrative Agent”), was extended until December 10, 2008.  On December 8, 2008, Simmons Bedding presented a form of Second Forbearance Agreement and Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement (the “Second Forbearance Agreement”) to the Senior Lenders that, if accepted by the Senior Lenders, would provide for a further extension of the forbearance period through March 31, 2009, subject to earlier termination in some circumstances.  Simmons Bedding is seeking the extension of the forbearance period in order to give it time to pursue an organized financial restructuring which would significantly reduce the leverage on its balance sheet.  Simmons Bedding plans to work with its various stakeholders to design and implement such a restructuring in a manner that preserves and protects its relationships with customers and suppliers in an effort to maximize value.

The Second Forbearance Agreement, if approved by the Senior Lenders, would contain the following terms:

•
The forbearance period would end at the earliest of (w) the occurrence of any Event of Default which is not excluded by the terms of the Second Forbearance Agreement, (x) the Administrative Agent’s receipt of notice of intention to make any payment (including of interest) with respect to any Subordinated Indebtedness or the making of any such payment, (y) the first date upon which the trustee or any of the holders of Indebtedness under the Senior Subordinated Note Indenture exercise any of their remedies, and (z) March 31, 2009 (the “Second Forbearance Termination Date”).

•	The Second Forbearance Agreement contemplates the following increases in pricing:
o
Applicable Margin for both Revolving Loans and Tranche D Term Loans will be permanently increased to L+ 6.285%.  The Lenders shall forgo the default rate in relation to Events of Default specified in the Second Forbearance Agreement and any other Default or Event of Default.

o
The Borrower shall pay to the Administrative Agent, for the account of each Lender consenting by 5:00 pm on December 9, 2008, a non-refundable forbearance fee equal to 0.5% of such Lender’s Revolving Loan Commitment and Tranche D Term Loan Exposure as in effect on the effective date of the Second Forbearance Agreement (the “Forbearance Fee”).  The Forbearance Fee shall be fully earned on the effective date and will be payable in part (50% of the Forbearance Fee or 25 bps) on the effective date, with the remaining 50% payable on the earliest of (x) the Second Forbearance Termination Date, (y) the first Business Day occurring on or after February 12, 2009 upon which the making of such payment would not result in a breach of the minimum liquidity covenant and (z) March 31, 2009.

o	All interest and fees (other than the Forbearance Fee) shall be payable monthly in arrears.
•
The Borrower shall enter into deposit account control agreements with respect to all deposit accounts held by the Credit Parties (with certain exceptions, including for ordinary course tax and payroll amounts).

•	The Second Forbearance Agreement will include the covenants addressing the following matters:

(i)	Minimum liquidity requirements.

(ii)	Business Plan delivered to Administrative Agent by January 7, 2009.

(iii)	Commencement, by January 9, 2009, of a process to solicit new debt and/or equity investment.

(iv)	Potential restructuring proposal delivered to Administrative Agent, on or before January 26, 2009.

(v)	Prepayments ratably applied to outstanding Revolving Loans and Term Loans, with certain exceptions pertaining to Letters of Credit.

(vi)	Increased financial reporting, including rolling 13-week consolidated cash flow forecast, variance reports and monthly reports.

(vii)
Maintenance restrictions on incurrence of debt, creation of liens, investments, restricted junior payments and asset sales, other than in the ordinary course of business, and restrictions on sale-leaseback transactions and payment of management fees.

The Second Forbearance Agreement contains additional terms not described above and Simmons Bedding refers you to the full text of the Second Forbearance Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference, for a full exposition of the terms of the Second Forbearance Agreement.  Capitalized words used as defined terms herein and not otherwise defined shall have the meanings ascribed to them in the Second Forbearance Agreement.  Simmons Company issued a press release announcing the presentation of the Second Forbearance Agreement to the Senior Lenders for approval, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Simmons Bedding has engaged Miller Buckfire & Co., LLC as its financial advisor and Weil, Gotshal & Manges LLP as its legal counsel in connection with its proposed restructuring.

This report includes forward-looking statements that reflect Simmons Company and its subsidiaries’ (collectively referred to as “Simmons”) current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this report speak only as of the date of this report. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) competitive pressures in the bedding industry; (ii) general economic and industry conditions; (iii) the success of Simmons’s new products and the future costs to roll out such products; (iv) legal and regulatory requirements; (v) interest rate and credit market risks; (vi)  compliance with covenants in, and any defaults under, Simmons’s debt agreements or instruments; (vii) Simmons’s ability to obtain an extension to its forbearance agreement with its senior lenders or a waiver or modification of its covenants on acceptable terms, on a timely basis or at all and Simmons’s ability to develop and implement a restructuring of its existing indebtedness on acceptable terms, on a timely basis or at all; (viii) increased cost of credit and associated fees resulting from any waiver or modification to the senior credit facility by the lenders; (ix) lender calls requiring Simmons to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants which could in turn result in a default under Simmons’s subordinated notes and discount notes and Simmons Holdco, Inc.’s term loan facility; (x) Simmons’s relationships with and viability of its major suppliers; (xi) fluctuations in Simmons’s costs of raw materials and energy prices; (xii) Simmons’s relationship with and viability of significant customers and licensees; (xiii) Simmons’s ability to increase prices on our products and the effect of these price increases on its unit sales; (xiv) an increase in Simmons’s return rates and warranty claims; (xv) Simmons’s labor relations; (xvi) encroachments on Simmons’s intellectual property; (xvii) Simmons’s product liability claims; (xviii) Simmons’s level of indebtedness; (xix) foreign currency exchange rate risks; (xx) Simmons’s future acquisitions; (xxi) Simmons’s ability to achieve the expected benefits from any personnel realignments; (xxii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiii) financial results for the third quarter of 2008 could materially differ from the preliminary results; and (xxiv) other risks and factors identified from time to time in Simmons’s reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1           Form of Second Forbearance Agreement and Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement.

99.2           Simmons Company Press Release, dated December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	December 9, 2008